As filed with the Securities and Exchange Commission on June 15,
1998
                                 Registration No. 33-



               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM S-8

    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   THE BANC STOCK GROUP, INC.
     (Exact name of registrant as specified in its charter)


     FLORIDA                                 65-0190407
(State or other jurisdiction of              (I.R.S.Employer
incorporation or organization)               Identification No.)


       Suite 437, 1105 Schrock Road, Columbus, Ohio 43229
  (Address of Principal Executive Offices including Zip Code)



       THE BANC STOCK GROUP, INC. 1993 NON-QUALIFIED AND
                  INCENTIVE STOCK OPTION PLAN
                      (Full title of plan)



                     Michael E. Guirlinger
       Suite 437, 1105 Schrock Road, Columbus, Ohio 43229
            (Name and address of agent for service)

                         (614) 848-5100
  (Telephone number, including area code, of agent of service)

   Copies of all communications, including all communications sent to the agent for service, should be sent to:

                        MICHAEL A. SMITH
                    Carlile Patchen & Murphy
                     366 East Broad Street
                      Columbus, Ohio 43215
                         (614) 228-6135

         CALCULATION OF REGISTRATION FEE

                                                             Proposed
Title of         Amount to     Proposed         maximum      Amount of
securities          be         maximum          aggregate    registration
to be            registered    offering price   offering        fee
registered        (1) (2)      per share (3)    price (3)

Common           1,500,000       $13.37       $20,055,000     $4,011.00
Stock, no
par value

(1) Represents the aggregate number of additional shares of Common Stock to be issued upon the exercise of stock options granted under The Banc Stock Group, Inc. 1993 Non-Qualified and Incentive Stock Option Plan. The Company previously filed a registration statement on Form S-8 registering 1,000,000 shares of Common Stock, to be issued upon exercise of stock options granted under the Banc Stock Group, Inc. 1993 Non-Qualified and Incentive Stock Option Plan (the
Plan). The Plan was amended by the Board of Directors on May 21, 1998, to increase the number of available shares by 1,500,000 and this Registration Statement is being filed to register the additional shares.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, on the basis of the average price at which existing options may be exercised on June 15, 1998.


                             PART I

             INFORMATION REQUIRED IN THE PROSPECTUS

          The information called for in Part I of Form S-8 is currently included in The Banc Stock Group, Inc. 1993 Non-Qualified and Incentive Stock Option Plan Summary (Plan) issued by The Banc Stock Group, Inc. (Company) and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission
(Commission).


                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents filed with, or furnished to, the Commission, and the information included therein, are incorporated herein by reference:

     (1)  The Company's Registration Statement on Form S-8, SEC
          File Number 333-41323, dated December 1, 1997.

     (2) The Company's Annual Report on Form 10-KSB for the year ended February 28, 1998.

     (3)  All reports filed by the Company pursuant to Section
          13(a) or 15(d) of the Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (1) above.

     (4) The description of the Common Stock contained on the Company's Registration Statement on Form SB-2, dated
          March 24, 1994 (Registration Number 33-65292C).

     (5)  The Banc Stock Group, Inc. 1993 Non-Qualified and
          Incentive Stock Option Plan on Form S-8, dated December
          1, 1997.

     (6) Information concerning the Plan, including the options outstanding and the exercises, prices and expiration of options, which will be included in the future, either in the Company's Proxy Statements or Annual Reports on Form 10-KSB.

          All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which either indicates that all securities offered hereby have been sold or deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

          The Company hereby undertakes to provide without charge to each person who has received a copy of the prospectus to which this Registration Statement relates, upon the written or oral request of any such person, a copy of the Company's Annual Report to Stockholders for its last fiscal year and a copy of any or all the documents that have been or may be incorporated by reference into this Registration Statement, other than exhibits to such documents (unless such exhibits are incorporated by reference). The Company hereby further undertakes to deliver or cause to be delivered to all participants who have an interest in the Plan (and any other participants who request such information orally or in writing) who do not otherwise receive such material, copies of all reports, proxy statements and other communications distributed by the Company to its stockholders generally, no later than the time such materials are first sent to its stockholders. Requests for such information should be addressed to The Banc Stock Group, Inc., Suite 437, 1105 Schrock Road, Columbus, Ohio 43229; telephone (614) 848-5100.



                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 15th day of June, 1998.

                                   THE BANC STOCK GROUP, INC.


By:/S/Michael E. Guirlinger
Michael E. Guirlinger, President, Treasurer, CEO and Director



                       POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael E.
Guirlinger and Jeffrey C. Barton his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                    DATE

/S/Michael E. Guirlinger    President, Treasurer,   June 15, 1998
Michael E. Guirlinger       CEO and Director

/S/Sandra L. Quinn          Secretary and Director  June 15, 1998
Sandra L. Quinn

/S/Jeffrey C. Barton        Vice President and CFO  June 15, 1998
Jeffrey C. Barton

/S/Larry A. Beres           Director                June 15, 1998
Larry A. Beres

/S/Robert K. Butner         Director                June 15, 1998
Robert K. Butner

/S/James G. Mathias         Director                June 15, 1998
James G. Mathias

/S/J. David Smith           Director                June 15, 1998
J. David Smith

/S/Harvey Thatcher          Director                June 15, 1998
Harvey Thatcher

/S/L. Jean Thiergartner     Director                June 15, 1998
L. Jean Thiergartner

                            THE PLAN

          Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 15th day of June, 1998.


                                        THE BANC STOCK GROUP,
                                        INC. 1993 NON-QUALIFIED
                                        AND INCENTIVE STOCK
                                        OPTION PLAN


By:/S/Michael E. Guirlinger



                         EXHIBIT INDEX

Exhibit No.         Description                        Page No.

    5.              Opinion of Carlile Patchen & Murphy

   24.1             Consent of Price Waterhouse LLP
                           (See Part II)

   24.2             Consent of Carlile Patchen & Murphy
                              (See Exhibit 5)

   25.              Power of Attorney
                       (Included on signature page)





Opinion and Consent of Carlile Patchen & Murphy

                                  June 16, 1998


The Banc Stock Group, Inc.
1105 Schrock Road
Columbus, Ohio  43229
                                   Re:  Registration Statement on
                                        Form S-8 Filed by The
                                        Banc Stock Group, Inc.
                                        with The Securities and
                                        Exchange Commission
Ladies and Gentlemen:

          We have acted as counsel for The Banc Stock Group, Inc., a Florida corporation (Company), in connection with its registration of an additional 1,500,000 shares of Common Stock, no par value (Common Stock) pursuant to the Registration Statement on Form S-8 as filed with The Securities and Exchange Commission (Registration Statement). In connection with the foregoing, we have been requested by you to render an opinion with respect to the issuance of the Common Stock.

          In connection with the opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction as being true copies of the Articles of Incorporation, as amended and the By-Laws of the Company, applicable records of the corporate proceedings of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinion set forth herein.

          In our examination, we have assumed the genuiness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

          Based on the foregoing, we are of the opinion that the Common Stock is duly authorized and when certificates therefore have been duly executed, delivered and paid for in accordance with 1993 Non-Qualified and Incentive Stock Option Plan of the Company, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                   Very truly yours,

                                   CARLILE PATCHEN & MURPHY LLP


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 3, 1998 appearing on page 15 of The Banc Stock Group, Inc. Annual Report on Form 10-K for the year ended February 28, 1998.


PRICE WATERHOUSE LLP
Chicago, Illinois
June 15, 1998